RPM INTERNATIONAL INC.

RPM INTERNATIONAL INC. 2024 OMNIBUS EQUITY AND INCENTIVE PLAN

STOCK APPRECIATION RIGHTS AGREEMENT

THIS STOCK APPRECIATION RIGHTS AGREEMENT (the “Agreement”), is entered into as of __________ (the “Effective Date”), by and between RPM International Inc., a Delaware corporation (the “Company”), and __________ (the “Grantee”).

WITNESSETH:

WHEREAS, the Compensation Committee of the Board of Directors (the “Compensation Committee”) administers the RPM International Inc. 2024 Omnibus Equity and Incentive Plan (the “Plan”); and

WHEREAS, the Committee desires to provide the Grantee with Stock Appreciation Rights under the Plan upon the terms and conditions set forth in this Agreement;

NOW, THEREFORE, the Company and the Grantee agree as follows:

1.
Definitions. Unless otherwise specified in this Agreement, capitalized terms shall have the meanings attributed to them under the Plan.
2.
Grant of Stock Appreciation Rights. As of the Effective Date, the Company grants to the Grantee __________ Stock Appreciation Rights (“SARs”) which are units with values measured by reference to increases in the Fair Market Value of shares of common stock, par value $.01 per share, of RPM International Inc. (“Common Stock”) over ________, which is the Fair Market Value of a share of Common Stock as of the Effective Date.
3.
Exercise Dates. Except as provided in Sections 4 and 5, no SARs are exercisable until the one (1) year anniversary of the Effective Date. Provided that the Grantee continues to be an employee of the Company, its Subsidiaries or Allied Enterprises until the dates set forth below, the Grantee will be entitled to exercise the SARs in accordance with the following schedule:

Date as of Which SARs May Be Exercised	Percentage of SARs Which May Be Exercised
On and after	25%
On and after	50%
On and after	75%
On and after	100%

So long as the Grantee shall continue to be an employee of the Company, a Subsidiary or Allied Enterprise, the Grantee shall not be considered to have experienced a break in continuous employment because of: (a) any temporary leave of absence approved in writing by the Company, a Subsidiary or Allied Enterprise; or (b) any change of duties or position (including transfer to or

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from a Subsidiary). For purposes of this Agreement, an “Allied Enterprise” means a business enterprise, other than the Company or a Subsidiary, in which the Company or a Subsidiary has an equity interest.

4.
Termination of Employment.
(a)
Normal Retirement. “Normal Retirement” is the Grantee’s termination of employment through retirement after attaining age fifty-five (55) and completing at least five (5) consecutive years of service with the Company, its Subsidiaries and/or Allied Enterprises prior to termination of this Agreement; provided however, that Normal Retirement specifically shall not include Grantee’s termination for or with cause by the Company, its Subsidiaries or Allied Enterprises. If the Compensation Committee determines in its sole and exclusive discretion that the Grantee’s employment with the Company, its Subsidiaries and Allied Enterprises has terminated due to Normal Retirement and that no Vesting Breach (as defined below) then exists or, in the sole and exclusive discretion of the Compensation Committee, later arises at any point on or before the Exercise Date (as defined in Section 7), Grantee will have the immediate right (notwithstanding the provisions of Section 3) to exercise all of the SARs (a “Vested Interest”), subject to the requirements of Section 8. Upon Normal Retirement, the exercise rights shall terminate upon the last day of the term of this Agreement.

In the case of such Normal Retirement, the Grantee (or his or her Beneficiary or Beneficiaries (as defined in Section 9 of this Agreement)) shall have a Vested Interest subject to satisfaction of the requirements of Section 3. If at the time of the Grantee’s separation or at any time after their separation on or before the Exercise Date, the Grantee accepts employment with or serves as a consultant, an advisor, or in any other capacity to a competitor of the Company, its Subsidiaries or Allied Enterprises, or, in the sole and exclusive discretion of the Compensation Committee, is otherwise acting against the interests of the Company, its Subsidiaries or Allied Enterprises, including by employing or recruiting any present or former employee of the Company, its Subsidiaries or Allied Enterprises, Grantee shall be deemed to have engaged in a “Vesting Breach.” In the event of a Vesting Breach, Grantee hereby consents to forfeiture of all SARs.

(b)
Death or Total Disability. If the Grantee dies or becomes totally disabled (within the meaning of the long-term disability plan applicable to Grantee or, if no long-term disability plan is applicable to Grantee, as determined by the Compensation Committee in its sole and exclusive discretion) while an employee of the Company, a Subsidiary or Allied Enterprise or within thirty (30) days of the Grantee’s having ceased to be an employee by reason of discharge, the Grantee’s Beneficiary or Beneficiaries (as defined in Section 9 of this Agreement) shall have the immediate right (notwithstanding the provisions of Section 3) to exercise all of the SARs. Such exercise rights shall in any event terminate upon the earlier of the date one (1) year from the date of the Grantee’s termination of employment by reason of death, total disability or discharge or the last day of the term of this Agreement.
(c)
Reasons Other Than Normal Retirement, Death or Total Disability. If the Compensation Committee determines in its sole and exclusive discretion that the Grantee’s employment with the Company, its Subsidiaries and Allied Enterprises has terminated for reasons other than those described in subsections (a) or (b) above, generally the Grantee will forfeit all SARs which have not become exercisable as of such date; provided, however, that upon written

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request, the Compensation Committee in its sole and exclusive discretion may determine (but shall not be under any obligation to determine) that additional SARs may become exercisable. If the Compensation Committee determines in its sole and exclusive discretion that such employment has terminated due to discharge, any accrued exercise rights with respect to exercisable SARs will terminate upon the earlier of the date thirty (30) days from the date of such termination of employment or the last day of the term of this Agreement. If the Compensation Committee determines in its sole and exclusive discretion that such employment has terminated due to a voluntary quit, any accrued exercise rights will terminate immediately.
5.
Change in Control. If a Change in Control as defined in the Plan occurs, the SARs shall become subject to the terms and conditions of Article XIV of the Plan.
6.
Exercise of SARs. The SARs may be exercised by delivery of a completed Notice of Exercise of SARs (obtainable from the Company) setting forth the number of SARs being exercised to the Company at the address listed in Section 12(i).
7.
Distributions.
(a)
Definitions.
(i)
Exercise Date. The “Exercise Date” is the date that the Company accepts delivery of a properly completed Notice of Exercise of SARs.
(ii)
Exercise Price. The “Exercise Price” is the Fair Market Value of a share of Common Stock as of the Effective Date, which is set forth in Section 2. Except as otherwise provided in Section 12(a), the Compensation Committee cannot adjust the Exercise Price after the Effective Date.
(b)
Distribution Value. Except as may otherwise be provided in Section 8 of this Agreement, upon exercise of SARs, the Grantee will be entitled to a distribution equal to the product of i. and ii., where:
(i)
equals the number of SARs being exercised; and
(ii)
equals the excess of the Fair Market Value of a share of Common as of the Exercise Date over the Exercise Price.
(c)
Procedures. Except as the Compensation Committee may otherwise direct in its sole and exclusive discretion, the Company will distribute to the Grantee, as soon as practicable after the Exercise Date, shares of Common Stock with an aggregate Fair Market Value equal to the distribution value and cash in an amount equal to the value of any fractional share.
8.
Sale of Shares of Stock to Satisfy Tax Obligations. Prior to issuing shares of stock pursuant to Section 7, the Compensation Committee will cause the Company to retain a portion of the stock sufficient to satisfy the Grantee’s Minimum Withholding Tax Liability (as described in Article XIII of the Plan) resulting from the exercise of SARs. The Grantee will provide such irrevocable Stock Powers or additional information and documentation as the Company deems necessary to satisfy the Grantee’s Minimum Withholding Tax Liability. The Compensation

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Committee will cause the Company to deliver the funds to the appropriate taxing authorities in satisfaction of such tax liabilities. The Compensation Committee may, in its sole and exclusive discretion, require that any distributions to the Grantee’s Beneficiary or Beneficiaries be subject to this tax requirement.
9.
Designation of Beneficiary. By properly executing and delivering a Designation of Beneficiary Form to the Company at the address listed in Section 12(i), the Grantee may designate an individual or individuals as his or her beneficiary or beneficiaries under the Plan (the “Beneficiary” or “Beneficiaries”). In the event that the Grantee fails to properly designate a Beneficiary, his or her interests under the Plan will pass to the person or persons in the first of the following classes in which there are any survivors: (i) spouse at the time of death; (ii) issue, per stirpes; (iii) parents; and (iv) the executor or administrator of estate. Except as the Compensation Committee may determine in its sole and exclusive discretion, a properly completed Designation of Beneficiary Form shall be deemed to revoke all prior designations upon its receipt and approval by the Company.
10.
Non-Transferability and Certificate Legends. The SARs have not been registered for resale under the Securities Act of 1933, as amended (the “Act”). The SARs and any shares of Common Stock distributed to the Grantee or a Beneficiary may not be sold, transferred or otherwise disposed of unless a registration statement under the Act with respect to the SARs or Common Stock, as applicable, has become effective or unless the Grantee or Beneficiary establishes to the satisfaction of the Company that an exemption from such registration is available. The shares of Common Stock will bear legends stating the substance of any such restrictions, as well as any other restrictions the Compensation Committee deems necessary or appropriate.
11.
Termination of Agreement. This Agreement will terminate on the earliest of: (i) the date of the Grantee’s termination of employment with the Company, its Subsidiaries or Allied Enterprises when the Grantee does not have a Vested Interest in the SARs; (ii) the date immediately preceding the tenth (10th) anniversary of the Effective Date; or (iii) such date as may be designated by the Company’s Board of Directors or Compensation Committee. Any terms or conditions of this Agreement that the Company determines are necessary to effectuate its purposes will survive the termination of this Agreement.
12.
Miscellaneous Provisions.
(a)
Effect of Corporate Reorganization or other Changes Affecting Number or Kind of Common Stock. In the event of a corporate event described in Section 4.06 of the Plan, the SARs shall be adjusted as set forth in Section 4.06 of the Plan.
(b)
Successors in Interest. This Agreement will bind and inure to the benefit of the Company and the Grantee, and their respective successors, assigns and legal representatives.
(c)
Integration. This Agreement, together with the Plan, constitutes the entire agreement between the Grantee and the Company with respect to the subject matter hereof, and may not be modified, amended, renewed or terminated, nor may any term, condition or breach of any term or condition be waived, except pursuant to the terms of the Plan or by a writing signed by the person or persons sought to be bound by such modification, amendment, renewal,

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termination or waiver. Any waiver of any term, condition or breach thereof will not be a waiver of any other term or condition or of the same term or condition for the future, or of any subsequent breach.
(d)
Notice. Any notice relating to this grant must be in writing, which may include an electronic writing.
(e)
No Employment Right Created. Nothing in this Agreement will be construed to confer upon the Grantee the right to continue in the employment or service of the Company, its Subsidiaries or Allied Enterprises, or to be employed or serve in any particular position therewith, or affect any right which the Company, its Subsidiaries or an Allied Enterprise may have to terminate the Grantee’s employment or service with or without cause.
(f)
Separability. In the event of the invalidity of any part or provision of this Agreement, such invalidity will not affect the enforceability of any other part or provision of this Agreement.
(g)
Section Headings. The section headings of this Agreement are for convenience and reference only and are not intended to define, extend or limit the contents of the sections.
(h)
Amendment, Waiver and Revocation of Terms. Except as otherwise provided in the Plan and Section 12(k) of this Agreement, the Compensation Committee may waive any term or condition in this Agreement that could have been excluded on the date of grant. No such waiver will be deemed to be a waiver of similar terms under other agreements. Except as otherwise provided in the Plan and Section 12(k) of this Agreement, the Compensation Committee may amend this Agreement to include or exclude any provision which could have been included in, or excluded from, this Agreement on the date of grant, but only with the Grantee’s written consent. Similarly, the Compensation Committee may revoke this Agreement at any time except that, after execution of the Agreement and its delivery to the Company, revocation may only be accomplished with the Grantee’s written consent.
(i)
Plan Administration. The Plan is administered by the Compensation Committee, which has sole and exclusive power and discretion to interpret, administer, implement, construe and determine benefits under the Plan and this Agreement. All elections, notices and correspondence relating to the Plan should be directed to the Company at:

RPM International Inc.

2628 Pearl Road

Medina, OH 44256

Attn: Vice President, Corporate Benefits and Risk Management

(j)
Governing Law. Except as may otherwise be provided in the Plan, this Agreement will be governed by, construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.
(k)
Internal Revenue Code Section 409A. Notwithstanding anything in the Plan or this Agreement to the contrary, the SARs are intended to meet any applicable requirements for

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exclusion from coverage under Section 409A of the Internal Revenue Code (the “Code”) and this Agreement shall be construed and administered accordingly. Without limiting the foregoing, unless and until different requirements for exclusion from coverage under Section 409A of the Code become available or effective: (1) the SARs exercise price may never be less than the Fair Market Value of the underlying Common Stock on the date of this Agreement (and Fair Market Value shall be determined in a manner consistent with any applicable requirements for exclusion from coverage); (2) only Common Stock may be delivered in settlement of the SARs upon exercise; and (3) in no event shall the Grantee be permitted to defer compensation relating to the SARs (except for the inherent deferral of recognition of income until the exercise of the SARs) under the Plan or otherwise. Furthermore, in the event that the requirements for exclusion from coverage under Section 409A are liberalized, or different features are made available contingent upon compliance with certain requirements, the Committee may, in its sole and absolute discretion, amend this Agreement in a manner consistent with those liberalized requirements or to permit the Company, the Grantee or both to take advantage of those different features. However, notwithstanding anything in this Agreement to the contrary, the Company makes no representations or warranties as to the tax effects of payments made to the Grantee (or any of the Grantee’s beneficiaries) pursuant to this Agreement, and any and all tax consequences incident to such shall solely be the responsibility of the Grantee or the Beneficiary.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and the Grantee has hereunto set his hand, all as of the day and year first above written.

GRANTEE ______________________________	RPM INTERNATIONAL INC. By: __________________________________ Frank C. Sullivan Its: Chairman and Chief Executive Officer

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